Exhibit 99.1

IMPERIAL INDUSTRIES INCORPORATED

Moderator: Danny Ponce

August 15, 2006

8:00 am CT

Coordinator:

Hello and welcome to the Imperial Industries Second Quarter 2006 Earnings Release Conference Call.

All lines will remain in a listen only mode until the question and answer session. At that time if you would like to ask a question, you may press Star 1 on your telephone touchpad.

Today’s conference is being recorded at the request of the Company. And at this time I would like to turn the call over to Mr. Danny Ponce. Sir you may begin.

Danny Ponce:

Good morning and thank you. I would like to welcome everyone to the Imperial Industries Investor Conference Call. The purpose of the conference call is to discuss recent corporate developments relative to Monday’s second quarter 2006 earnings release. The second quarter results were released Monday August 14, 2006 after the market closed.

If for some reason you’ve not received a copy of the news release, you may obtain a copy from the Company’s Web site: www.imperialindustries.com. In addition the Company refers you to it’s most recently filed Form 10-Q filed with the Securities and Exchange Commission on Monday for more in depth discussion of matters related to the Company’s financial performance for the last six months.

On the call today we have myself, the Company’s Chairman of the Board, Daniel Ponce, as well as the Company’s Executive Vice President, Principal Executive Officer, Howard L Ehler, and Steven Healy, the Company’s Chief Financial Officer.

I will provide a brief overview of the Company and then turn it over to Mr. Ehler and Mr. Healy to discuss specific results. Following our remarks we’ll entertain questions.

Before we get started I’d like to remind you this conference call may contain forward-looking statements regarding future events or the future financial performance of the company including without limitation growth opportunities and other statements that refer to the Company’s plans, prospects, expectations, strategies, intentions and beliefs.

These forward-looking statements are based upon the information available to the Company’s management as of today. And the Company assumes no obligation to update these statements as circumstances arise.

The Company’s future performance involves many risk, uncertainties and assumptions that are difficult to predict. The Company’s actual results may vary. Please refer to the cautionary statements and risk factors regarding such matters included in the Company’s most recent Form 10-Q and our other public filings filed with the Securities and Exchange Commission.

At this time I would like to provide a brief statement regarding the Company’s performance, and then turn the discussion over to Mr. Ehler and Mr. Healy. The 2006 second quarter six months profits were the Company’s highest quarterly and semi annual profits in the past 25 years and the Company’s 13th consecutive possible quarter.

We are pleased with operating results for the first six months of the year. And remain committed to our strategy of expanding our business in markets with favorable long term demographics.

In support of our expansion plans in August 2006, the Company opened a new distribution facility in Brooksville, Florida. For those of you who do not know,

that’s basically in central Florida - north central Florida. The Company is also evaluating other expansion opportunities to profitably grow its business.

Two specific points I’d like to make concerning that growth and where we see the Company going. This is in no exact particular order. I’d like to first talk about our rebuilding activity in Mississippi in the Gulf Coast area which we believe will remain strong.

The market there has transitioned from a predominantly roof repair market immediately after the storm, (Hurricane Katrina) to a more full line of products required for rebuilding.

Some rebuilding activities have been delayed due to the insurance companies’ slow response to settle insurance claims. Some commercial work has been delayed due to the storm,  but is beginning to move into the construction phase which we believe is a very, very profitable area for us to be in. This is - now where the - rebuilding areas effort there has really come to the point where our products and our market that we service are being asked to perform.

Gypsum wallboard industry shortages of supply negatively effected sales in the first six months and if you look at our 10-Q we say that very, very clearly. Current shortages are expected to lessen and the Company expects to be able to meet customer demand.

Currently gross margins have remained consistent. As we reported in the prior quarter there was a shortage of the wallboard - gypsum wallboard, and we weren’t able to satisfy customer demand. Today that has eased up.

Again, it’s more laid out in the 10-Q. We believe that we will be able to continue to supply our customers and take advantage of that opportunity. As I said earlier, the margins are remaining strong.

The Company as we said earlier, the Company is continuing to open up new distribution facilities in Florida, and we’re strengthening our current market position for future growth. Brooksville, which we talked about earlier, opened in 2006.

We have identified two new sites, which we’re in the process of finishing up the negotiations on leases. And they should both be up and running before the end of the year. Both are in the State of Florida.

The Company is continuing to evaluate and expand products offered to existing customers that we’ve not been able to offer to our customers due to the tight supply that is opening up again. In addition to drywall, there are other products that we’re analyzing to bring to the marketplace which we believe will continue to add to our profitability.

Roof tile mortar sales produced in South Florida - our South Florida manufacturing facility - continue to be at historical high levels. Sales are aided by roof repairs associated with Hurricane Wilma. That continues to be a very bright light in our opportunities.

In our press release when we referred to the challenging operating environment in the future, we were referring to general economic conditions that exist in the marketplace in general for all companies. And this would be certainly due to higher interest rates, higher fuel costs, and a supply of unsold new homes in certain markets. That reference in that area was to that.

We have always managed this Company and reported it very conservatively. We will continue to do so in the future. We believe that to be in the best interest of the Company and its shareholders.

And with that I’d now like to turn it over to Howard Ehler so he can discuss the actual financial performance of the Company for the first quarter. Howard?

Howard Ehler:

Thank you Danny. I’d like to briefly provide the financial highlights for the six months ended June 30, 2006. Net sales for the second quarter ended June 30, 2006 for $20,436,000 compared to $17,443,000 for the same period in 2005, an increase of 17.2%.

Net income for the second quarter of 2006 was $1,116,000, or $.43 per diluted share compared to $1,011,000, or $.40 per diluted share for the second quarter of 2005.

Net sales for the six months ended June 30, 2006, were $40,469,000, compared to $34,035,000 in 2005, an increase of 18.9%. For the six months ended June 30, 2006 the company generated net income of $2,197,000, or $.86 per diluted share, compared to $1,842,000, or $.73 per diluted share, for the same period in 2005.

The increase in net sales for the second quarter and six months period was principally due to demand for Company products in the new and renovation housing and construction markets in the Company’s principal trade areas in the Southeastern United States during the first half of the year.

The Company continued to benefit from the reconstruction activity in the Gulf Coast region because of property damaged by hurricane Katrina. Also, the Company realized increased sales from the new distribution facilites opened in 2005 and 2006.

Danny Ponce:

Thank you Howard. In summary the Company’s extremely pleased with second quarter results. I would like to express our appreciation for the continued support of our shareholders, customers, vendors, and employees.

And at this time, we will open the call to your questions. Please limit yourself to one question each so that we may allow time for everyone’s questions. In order to ask a question as our conference operator advised you, you need to hit Star 1 on your phone. And you’ll be queued up and advised when to speak. Time permitting we’ll allow for follow-up questions.

Thank you for participating today.

Coordinator:

Thank you Sir. And our first question comes from Laura Engel of Stonegate Securities.

Laura Engel:

Good morning gentlemen. How are you?

Danny Ponce:

Good morning Laura. How are you?

Laura Engel:

I’m good. Now that we have the first six month passed - I know that we mentioned - mentioned in the past that sometimes you see shortage in the raw materials, and you didn’t know how that would play out in 2006. Has the Company noticed that? Is that affecting any of your suppliers or your distribution issues?

Danny Ponce:

Laura, let me start answering that and then I’ll let Howard finish it up. As we reported in the first quarter - and I’ve indicated earlier - there was shortage of the drywall products, just in drywall, and we weren’t able to service all of our customer demand at that point. Just because of the moderation going on in the economy in general and construction around the country, drywall has become more available in the Southeastern market, our market area.

Matter of fact - although two of the major manufacturers still claim that they’re basically at capacity and that there are basically shortages in the market, we have been able to locate in the last few months, and in the last - in this quarter anyway, sufficient supply to supply our customer demand.

And as I said earlier, margins are staying up which is very, very important. So we believe that shortages have been eliminated and that in fact we’ll be able to better be able to service our customer need and deliver product to them, which we could not do last quarter.

Other products that we mentioned are starting to become more available. Again, just because of what’s going on in other parts of the country, that product is finding it’s way into the Southeastern US.

And we’re able to take advantage of it. So we think these have presented opportunities to us for us to service our market areas. Howard would you like to add onto that?

Howard Ehler:

No, Danny. I think you answered her very well. Basically in the first quarter gypsum was on allocation. And we’ve sort of moved from a period of allocation in the first quarter where it was very limited to the period I would say of tightness. And we see the tightness starting to moderate as Danny just said, whereby we feel we’re going to have available product to satisfy our customer needs during the last half of the year.

Laura Engel:

Okay great. Thank you.

Danny Ponce:

Thanks Laura.

Coordinator:

Thank you. Once again, to ask a question please press Star 1. And our next question comes from (Shawn Ladell) Private Investor.

(Shawn Ladell):

Hi guys. I just had a question about the press release and kind of the vagueness of the statement about general economic conditions. And I was wondering, you know, maybe if you had second guesses about not including but something more specific for Imperial?

Danny Ponce:

(Shawn) I’m not sure what your question is. Maybe you could rephrase it to make sure I understand it.

(Shawn Ladell):

I think some people are misinterpreting that as a guidance specific to your Company. And they were hoping for statements more specific to Imperial.

Danny Ponce:

Well, number one, in my early remarks I tried to address that issue. Not that I know what people are, or are not thinking, what they are, or are not doing. That’s what the marketplace’s job is.

But (unintelligible) you know basically when we said the challenging operating environment in the future due to general economic conditions, we’re referring specifically to the general economy out there.

Higher interest rates, higher fuel costs, and supply of potential new homes in the marketplace in general. There’s no question we’re all aware those are existing. And that’s what we’re referring to when we made that statement in our press release.

We believe the opportunity for our Company specifically as we’ve been discussing here with the wallboard opening up, with opening up new facilities, with the rebuilding activity in Mississippi remaining very, very strong, with our Florida market being as good as we can possibly hope for, under the environment overall, what’s going on in Florida we feel very, very, very good about what the future looks like.

We don’t do forward-looking guidance, we don’t predict numbers, we execute and deliver on a day to day basis. And that’s what our job is and that’s what we do.

So to the extent - if you’re suggesting that someone has misread that, I would encourage you not to misread it. We’re referring to general economy that we’re into (unintelligible) we all know it in general. I hope that answers your question.

(Shawn Ladell):

Yes it does.

Coordinator:

Thank you. Our next question comes from (Sheldon Restein) a Private Investor.

Danny Ponce:

Hey (Sheldon) good morning.

(Sheldon Restein):

Good morning. I was just actually following up on that same question. And maybe I can be a little bit more specific.

Danny Ponce:

Okay.

(Sheldon Restein):

The stock after hours took a severe downward move somewhere down in the neighborhood of 13 from where it closed at close to 17. And, you know, not too long ago it was at about 30.

The PE ratio, which I think is an indication of people’s view of the future is now extremely low. And again, I think it most recently last night had everything to do with that general statement.

So if I could, I know you don’t give forward guidance. But I just wanted to ask you what do you see for the third quarter and the fourth quarter? Do you see, you know, continued record profits or do you see a, you know, a difficult environment ahead?

Danny Ponce:

(Sheldon) the question you’re asking is a question that none of us can answer because none of us know what the next six months are going to look like.

(Sheldon Restein):

Right.

Danny Ponce:

And I believe based on the responses that I gave earlier and what Howard’s given earlier we’ve answered that as best we possibly can. At this point, you know, you had the - you read the same things that I read, hopefully the Wall Street Journal, the local media, the papers whatever.

We believe the markets that we’re in serving the rebuilding Katrina area - ravaged areas - if you go up into those areas and you take a look and see what’s going on up there, what - more prudently what remains to be done that hasn’t been done.

We believe as we always have believed that that market continues and will continue to be very, very strong for us. Other areas of the country are moderating. And that’s just part of the reality of the world we live in. And that’s what we were trying to say with that statement.

(Sheldon Restein):

Right.

Danny Ponce:

We weren’t trying to report anything beyond that. If the - if people had chosen to read that one way and the markets reacted that way - you said the after hours the stock was down $3 or $4 a share whatever it was down.

(Sheldon Restein):

Right.

Danny Ponce:

So be it, you know? Other people might look at that as a better opportunity to go buy some stock. I mean that’s what the marketplace is all about.

(Sheldon Restein):

Right, right. So you do see continued strength in the Katrina rebuilding and the Florida panhandle? And your basic - your business is basically still strong.

Danny Ponce:

Absolutely.

(Sheldon Restein):

Okay. Thank you so much.

Danny Ponce:

You’re welcome.

Coordinator:

Thank you. Our next question comes from Ryan Levenson of Haynes Manor Capital.

Danny Ponce:

How you doing Ryan?

Ryan Levenson:

Good morning. Thanks for taking my question. It’s amazing what just a few words in press release can prompt.

Danny Ponce:

I guess we’ve got to go to the same school. What’s the name of the fellow who’s the new Chairman of the Federal Reserve Board?

Ryan Levenson:

Bernanke.

Danny Ponce:

Bernanke - We need to go to the same school he goes to I guess.

Ryan Levenson:

Right. Right. (Unintelligible) well that’s what those whole fed releases come down to is just three or four word clause. And that moves the market. I just wanted to ask you to hone in on - just because we’re worried that you mentioned that the gypsum wallboard the tightness of the rating.

Is that a function of the demand side of the equation, or the supply side of the equation? Do you think it’s just more product coming into the market, or is it that you’re competing less to buy that product?

Danny Ponce:

I think - and again, this is just pure me talking here okay? And we’ve tried to find a lot of new research in this area to find out what’s going on. There’s no question that the supply to us is opening up.

We’ve also been very, very aggressive buyers and searchers all over the country. I mean to the point that earlier in the year we were looking at foreign markets as I think I reported at our last conference call to try to find drywall products. That is opening up.

And it’s our belief that the plant - there’s no capacities come on. There’s no new factories, no new supply lines have come onto this country. It is our belief as the economy has moderated in other parts of the country - in other parts of the United States, that drywall product is finding it’s way into the Southeastern United States and is becoming available.

The demand is there and has always been there for these products. And as I reported earlier which I think is as important as the demand is the margins are staying up which basically tells you there’s still a lack of supply in the marketplace. And we believe that over the next period of time we will be able to capitalize and take advantage of that.

Ryan Levenson:

Okay. So it’s kind of a combination of the…

Danny Ponce:

Yes. The demand is still there and supply is usually up to us. Now, you know, is there someone else…

Ryan Levenson:

Supply (unintelligible) elsewhere in the country that is (unintelligible)…

Danny Ponce:

I’m sorry.

Ryan Levenson:

Supply seems to - if I’m interpreting what you said correctly - supply is easing us elsewhere and so…

Danny Ponce:

That’s our belief.

Ryan Levenson:

(Unintelligible).

Danny Ponce:

You know, (unintelligible) I worry about blocking and tackling in my rural neighborhood, Southeastern US, on a daily basis. And we execute here. If there’s product coming into us it’s not being used in California or the northeast or wherever, I really don’t care. As long as I can get it.

Ryan Levenson:

All right.

Howard Ehler:

Yes. Ryan. On the supply side there’s additional supply that will come into the market. As those three plants scheduled to come onboard in 2007, it will bring more shipments and supply into the market.

Danny Ponce:

But that doesn’t exist today.

Howard Ehler:

It doesn’t exist today.

Ryan Levenson:

Got it. Okay. The other suppliers similar to your business - I mean I know they have different product mixes companies like (Huttig) and Blue Linx have reported really kind of mediocre results. You - I think you’re more focused on elements of the marketplace (unintelligible). Although you are facing less pricing pressure and (unintelligible).

Danny Ponce:

Yes. I mean the reason that we think we’ve been successful over the past three years is because we have been executing in marketplaces that we can take advantage of what the marketplace is demanding and what our niche opportunities.

As we indicated, we opened up a new facility earlier this month, actually August 1. We had two new ones that are literally on board. I mean to the point that leases are being signed; opportunities are being taken advantage of. And we’re continuing to move those and operate those in areas where we believe the market gives us the opportunity to win. And that’s what we’re doing.

Ryan Levenson:

One of my questions is that anecdotally I’ve spoken to some people in Florida and a few other major markets in the southeast. And they are starting to see truss orders coming in down double - you know, 20%, 30%. Rebar orders are coming in down.

And - which is just a good leading indicator of the trajectory of construction growth in a given market. And so I’m just wondering if you’re starting to see any kind of indication of that kind of a decline. . I mean (unintelligible).

Danny Ponce:

Well I mean we’re obviously aware that those things differ in the marketplace. But remember now we’re not selling across the board steel. We’re not selling all those kinds of products.

We’re focusing on is the things that we sell. We’ve not tried ever being everything to everybody. And we believe by continuing to focus on niche markets and focus on what we do best that we will continue to take advantage of the opportunities that exist out there. I mean again, there's no question that the economy's moderating.

(Ryan):

Okay, I think…

Danny Ponce:

I've answered your question. Let someone else get a chance.

(Ryan):

Sure.

Danny Ponce:

Thanks (Ryan).

(Ryan):

Thank you.

Coordinator:

Thank you. Our next question comes from (Mike Liska) of (RMR Holdings).

(Mike Liska):

Hey guys, how are you doing?

Danny Ponce:

Good morning, (Mike). How are you?

(Mike Liska):

 I had a question about if you guys have any plans on breaking down your percentage of business as it relates to Katrina rebuilding?

Howard Ehler:

This is Mr. Ehler. We do have that in the 10Q, as far as sales for the first six months in that area. In that market area, it was approximately 24-25% of total consolidated sales.

(Mike Liska):

Okay, great. And the other question I had was, as it relates to supplies -- if your supply is going up, will your prices be going down? And is that going to improve margins?

Danny Ponce:

Howard, that sounds like it, I mean, I don't think…

Howard Ehler:

Danny, that's a question that's very difficult to forecast, you know, market conditions in our different locations, or in different markets. And each market is somewhat unique. Each trade area is somewhat unique.

And as I say, wallboard is still tight. It's not on allocation, but it remain tight. And the margins have remained strong and consistent. So that's just a very difficult question to try to -- I don't have an answer for that, to be honest with you, on which direction that's going to go.

(Mike Liska):

Okay. All right, thanks a lot.

Danny Ponce:

Thank you, (Mike).

(Mike Liska):

Take care.

Coordinator:

Thank you. Our next question comes from (Paul Waterson), a private investor.

(Paul Waterson):

Good morning, gentlemen.

Danny Ponce:

(Paul), good to hear your voice again. How have you been?

(Paul Waterson):

Good, how are you?

Danny Ponce:

Good.

(Paul Waterson):

I just wanted to confirm some numbers. With the sale of the (Acrocrete), you set up a distribution agreement. And in order to fulfill that obligation and collect or at least put the $1.1 million you got from the sale into earnings, are you going to wait until you fulfill the obligation of $16 million? O,r are you going to put that into earnings once you reach $12 million?

Steve Healy:

I can take that (Howard). This is Steve Healy. When we reach $12 million, we can start ratably recognize the income between the period of $12 million in revenue, or purchasing, and $16 million.

(Paul Waterson):

 Okay, and that $1.1 million will directly go into earnings?

Steve Healy:

Correct.

Danny Ponce:

Correct. And that's returning…

((Crosstalk))

(Paul Waterson):

For the first six months, you're almost at $6 million now, right?

Steve Healy:

I don't have that information right in front of me. Howard do you…

Howard Ehler:

We were just under $6 million and that's from the period - the October 1 period through June 30, that we reached that number.

((Crosstalk))

Danny Ponce:

The agreement started on October 1 and carried through June 30.

Howard Ehler:

Right, of October 1, 2005. That's correct.

(Paul Waterson):

So you're well on track to fulfill that requirement.

Danny Ponce:

We are well on track, correct.

Howard Ehler:

Absolutely.

(Paul Waterson):

Okay, so we can almost consider if you keep up current standards in your current sales, that within the next year you should be able to put that directly into your earnings, right?

Danny Ponce:

(Paul), we are well on track.

(Paul Waterson):

Great, okay. The other question I had was, currently in the last - I don't know - in the last year at least, you've opened five new distribution facilities. Of those five, or the four -- except for the one in Brooksville -- how many of those are now profitable?

Danny Ponce:

Howard, can you answer that?

Howard Ehler:

I'm trying off the top of my head, Danny. Certainly, (St. Augustine) has been profitable, you know, very right from the get-go. Within a few months it was profitable. Ft. Walton has become - has turned profitable.

And the (Mobile) that was opened in February has reached profitable levels but year to date has not generated a profit, but has obtained profitable levels. And the recent location is Brooksville, which we just opened.

Danny Ponce:

That just opened up like six days ago.

Howard Ehler:

Exactly, exactly.

Danny Ponce:

So I think they're all "wins", (Paul), to answer your question.

(Paul Waterson):

Fantastic.

Danny Ponce:

And understand something, because if you read our 10-Q, we also closed a couple of places up in the Georgia area.

(Paul Waterson):

Right.

Danny Ponce:

Understand something. We will continue to win in a market. And if the market does not give us the ability to win, we'll be out of there.

(Paul Waterson):

Right. I understand. I think you guys are doing a fantastic job. The market's response to your, you know, current situation, I think is, you know, overreacting. I think in the long term the stock should be, you know, certainly trading much higher than it is right now.

Danny Ponce:

Well, we certainly have a lot of confidence in the future.

(Paul Waterson):

Well that's good. One more question and then I'll let you go. And I'm sorry for keeping you. The Gulfport, or the Brooksville facility, the expense that was incurred as a result of opening that facility -- did that have any negative impact on the earnings for the past quarter?

Howard Ehler:

This is Howard Ehler. They were very marginal because, again, we were just - in June, we were just at the very beginning of negotiating a lease and those type expenses and preparing to move forward on the site. And it's in the third quarter that we've actually incurred the, you know, the expenses to get it up and running. That's staffing and bringing inventory in and the costs necessary to get the site available for business.

Danny Ponce:

But (Paul), as you can understand because you've obviously followed our Company for a long time and we appreciate your stock ownership, that that's an ongoing process. I mean, every time we open a facility, there's expenditures going on. But there's obviously expenses in opening them up. And that's just a, you know, continual cycle that we engage in.

(Paul Waterson):

Well, in order to make money, you have to spend money.

Danny Ponce:

There you go.

(Paul Waterson):

And I noticed that you did end up purchasing the plant in Jacksonville.

Danny Ponce:

We did.

(Paul Waterson):

And I think that's a very positive thing for shareholder value.

Danny Ponce:

Well that was a good opportunity for us. Our management negotiated a very good lease with a very good buyout at the end of the lease. And the opportunity was there to own real estate at a very favorable price.

And we executed the option to buy it. And those are the kind of opportunities that we'll win with in the future. To own real estate for the sake of owning real estate is not what we want to do.

(Paul Waterson):

Gentlemen, thank you very much and you continue the good work.

Danny Ponce:

Thank you, (Paul).

Howard Ehler:

Thank you.

Howard Ehler:

Thanks.

Coordinator:

Once again, if you would like to ask a question, please press Star 1 on your telephone touchpad. And our next question is from (Harold Harris) of (Trustmark) Bank.

(Harold Harris):

Hi gentlemen, how are you?

Danny Ponce:

Good morning, (Harold). How are you?

(Harold Harris):

I'm doing fine. Just a quick question. I know the geographic area down on the Coast. And the Katrina region really stretches from kind of the Panhandle of

Florida or Mobile over to south Louisiana. And I guess the Mobile facility and the Gulfport facility are the two facilities that you have that can serve that market?

Howard Ehler:

That's correct.

Danny Ponce:

Plus the ones in Florida.

(Harold Harris):

Okay. So the question is, do you think you can service the vast opportunities there with those facilities or are you looking to expand in that area?

Danny Ponce:

(Harold), we continue to look to expand in that area. I mean, it sounds like you're from - where are you from (Harold)?

(Harold Harris):

Meridian, Mississippi.

Danny Ponce:

Okay, obviously you're living - are you living there now?

(Harold Harris):

Oh, yes.

Danny Ponce:

Okay, well God bless you. But its obvious that finding facilities and putting up buildings, etcetera, in this environment is still not a very - is a big, difficult challenge at best. And we can appreciate it.

We continue to look at opportunities there. We continue to want to open up some more facilities in that area further west than we are currently, just because it makes it easier to service. But that Gulfport facility that we have and the Mobile one we opened up, we believe give us a real opportunity to win there.

Again, if we could open up some other ones that make some sense, we will do that. We're looking for those opportunities.

(Harold Harris):

Is Louisiana too far for you?

Danny Ponce:

No, no. I mean, Louisiana's really on the verge of being outside, logistically, an easy area for Gulfport to service. But we've been looking and we've spent some serious time in Louisiana looking just to open up a facility there. We just haven't found the right "win" yet.

(Harold Harris):

All right. As I travel down there -- I'm about three hours north -- but as I travel down into Louisiana, south Louisiana area, I mean, you know, you just look at future opportunities for years and years to come. And I know you guys got to be looking at that.

Danny Ponce:

We agree with you and you just got to find the right environment. We did, you know, we've looked at a couple of opportunities, you know, to buy from existing businesses that were -- or what's left of them anyway -- but they were just very difficult opportunities to try to get a handle on.

(Harold Harris):

I appreciate it, you all keep doing a good job.

Danny Ponce:

Okay, thank you, (Harold).

(Harold Harris):

All right.

Coordinator:

Thank you. Our next question is from (Wes Howers), a private investor.

(Wes Howers):

Yes, good morning.

Danny Ponce:

Good morning, how are you?

(Wes Howers):

Very good, how are you this morning?

Danny Ponce:

Good.

(Wes Howers):

I had a quick question, number one, on your recent stock options offering. Those numbers are not included -- the 200,000 shares approximately -- they are not included when you were calculating earnings for this past quarter. Is that correct?

Steven Healy:

There's no impact from the stock options on earnings.

Danny Ponce:

Nothing's been granted. In other words, they were approved by the shareholders, but there's been no grant.

(Wes Howers):

Okay, second question. This is a general type of question and it relates to your primary market area, Florida. And I know there are a lot of geographic differences between areas of Florida.

But in a general sense, comparing now to a year ago, how do you rate the ongoing help of the Florida residential home construction market?

Danny Ponce:

Wow, that's a big question.

(Wes Howers):

Is it growing, is it flat, is it in trouble? I don't live in Florida, I'm 1500 miles away. And I've been down to Florida a lot, and I saw a lot of activity last winter, last fall, even as late as say March. But I get anecdotal information from people that are in business down there, including the real estate business, that it's backed down rather dramatically -- a lot of inventory.

Danny Ponce:

(Wes), we could sit here and have a very general conversation about what the Florida residential market is. Understand something, that's not our primary - or not one of our - that is a market we service, but that's not our sole market we service.

So as to our Company, there's no question that the overall Florida construction activity is moderating. There's no question that new-home sales are down in Florida. There's no question that used-home sales in number are down, although ironically, the prices are up.

But you understand that we don't attempt to service the entire 17-1/2 million people that live here in the total economy. If you go to where we are, our principal marketplace is in the panhandle of Florida, Ft. Walton, Destin, Panama City, Tallahassee.

You expand into Mississippi, you expand into Alabama, you expand into Louisiana. You come in the niche market to the Orlando area, Tampa area, north central Florida where we're opening up facilities.

We open facilities because there is, we believe, strong economy there for us. For example, you take south Florida. There's all kinds of people predicting all kinds of doom for the condominium market down in Miami area where our company was originally from.

We don't service condominiums in south Florida. That's not one of our markets. So you can't paint us with the broad brush the total overall Florida economy. There's no question that the economy is moderated here as far as new residential construction. But that does not - does it impact us? Yes. Is it the dramatic impact that it would be if we were a homebuilder? Not even close.

(Wes Howers):

Okay, so it's a drag but you don't feel it's a significant drag at this point?

Danny Ponce:

Yes, and you know, frankly (Wes), you're bringing up the issue that we wrestled with in putting the one little sentence that we put in the press release, which is, you know, we're a Florida-based company servicing Florida, servicing the southeastern U.S. We just can't ignore the world that we live in.

(Wes Howers):

Right.

Danny Ponce:

And so that was an attempt to say that, but it sounds like some folks have overreacted to - perhaps have overreacted. Now I'll let the marketplace make those decisions.

(Wes Howers):

Okay, well thank you very much and good luck to you.

Danny Ponce:

Okay, (Wes), thank you.

(Wes Howers):

Yes.

Coordinator:

Thank you and once again, if you would like to ask a question, please press Star 1. We can wait a few moments for any further questions, sir.

Danny Ponce:

Okay.

Coordinator:

I do have a question from (Bob O'Neal), a private investor.

(Bob O'Neal):

Good morning, gentlemen.

Danny Ponce:

Good morning, (Bob).

(Bob O'Neal):

I just wanted to ask you - you mentioned earlier you were planning on adding two more new sites in Florida before the end of the year. Can you give us what the current status is on them?

Danny Ponce:

(Bob), they're both located where we're finishing up, in one case, the lease any day now. And the other one is a little bit further down the line. I would be - we basically, we always say we're not going to tell anybody where we'll open up until we're opened up because we don't want to give our competition the opportunity to find out where we're going.

(Bob O'Neal):

Oh, no, I don't need the location, I just wanted the timeframe…

Danny Ponce:

Yes, one of them is literally - the lease is being delivered, which will probably take us another 30 days, maybe, to get up and running assuming we don't run into any snafus. I mean, you know, sometimes you get a delay with the landlord or you got to get some part of a building built to get a permit, whatever. So we can't totally predict when it might open.

And the other one has been sited and we're in the negotiation process of a good lease in that area.

(Bob O'Neal):

All right. Thank you for the good conservative management and the continued growth.

Danny Ponce:

Thank you, Bob.

Coordinator:

Thank you. And sir, at this time I'm showing no further questions.

Danny Ponce:

Well, good. Well let's call this a call ended, I guess. Thank you everybody for participating. We appreciate the opportunity to continue to serve you as the management, and the officers and directors of the Company. And we look forward to talking to you again on the earnings call after the third quarter. Thank you.

Steven Healy:

Thank you

Howard Ehler:

Thanks everybody. Bye, bye.

Coordinator:

This concludes today's conference. We do thank you for your participation.

END